Exhibit 99.1

Craig Colosso Relationship Management
American Stock Transfer & Trust Company, LLC Brooklyn, NY Office: 718.921.8337 E-mail: ccolosso@astfinancial.com

March 12, 2021

Alberta Securities Commission
British Columbia Securities Commission
Ontario Securities Commission

RE: Xenon Pharmaceuticals Inc.

Pursuant to a request from the above-mentioned reporting issuer, we wish to advise you of the following information in connection with its Annual Meeting of Shareholders:

Date of meeting:	June 3, 2021
Record date for notice:	April 8, 2021
Record date for voting:	April 8, 2021
Beneficial ownership determination date:	April 8, 2021
Securities entitled to notice:	Common Shares and Series 1 Preferred Shares
Securities entitled to vote:	Common Shares and Series 1 Preferred Shares
Issuer mailing directly to non objecting beneficial owners:	No
Issuer will pay for objecting beneficial owner material distribution:	Yes
Issuer using notice-and-access for registered investors:	No
Issuer using notice-and-access for non-registered investors:	No
Notice-and-access stratification criteria:	N/A

Yours very truly,

/s/ Craig Colosso

Craig Colosso

Relationship Manager

American Stock Transfer & Trust Company, LLC